UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 31, 2006

MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09338	75-1943604
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8000 Bent Branch Drive
Irving, Texas  75063
P.O. Box 619566
DFW, Texas  75261-9566
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 31, 2006, Michaels Stores, Inc. (the “Company” or “Michaels”) announced the completion of the merger of Michaels with an investor group sponsored by Bain Capital Partners, LLC (“Bain”) and The Blackstone Group (“Blackstone” and, together with Bain, the “Sponsors”).

The Sponsors financed the transaction with equity contributions, along with a new $2,400 million senior secured term loan facility, a new senior secured asset-based revolving credit facility providing financing of up to $1,000 million ($400 million of which was drawn at the Closing (as defined below) and the private placement of $750 million aggregate principal amount of 10% senior notes due 2014, $400 million aggregate principal amount of 11 3/8% senior subordinated notes due 2016 and $469.4 million aggregate principal amount at maturity of 13% subordinated discount notes due 2016.  Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 30, 2006, as amended, among Michaels and Bain Paste Mergerco, Inc., a Delaware corporation, Blackstone Paste Mergerco, Inc., a Delaware corporation (together with Bain Paste Mergerco, Inc., the “Mergercos”), Bain Paste Finco, LLC, a Delaware limited liability company, and Blackstone Paste Finco, LLC, a Delaware limited liability company (together with Bain Paste Finco, LLC, the “Fincos”) (the Mergercos and Fincos, collectively, the “Sponsor Entities”), the Mergercos were merged with and into the Company (the “Merger”), and the Company was the surviving corporation (the “Surviving Corporation”) under the Merger.  As a result of the Merger, private equity funds sponsored by the Sponsors, certain co-investors and Highfields Capital I LP, Highfields Capital II L.P. and Highfields Capital III L.P. (together, the “Highfields Funds”) (together with the private equity funds sponsored by the Sponsors, certain co-investors and the Highfields Funds, the “Investors”) now own Michaels.  In connection with the closing of the Merger (the “Closing”) and related transactions (together with the Closing, the “Transactions”), the Company terminated its existing $300 million senior unsecured revolving credit facility.

Item 1.01. Entry into a Material Definitive Agreement.

1.             Senior Secured Asset-Based Revolving Credit Facility

Overview

In connection with the Transactions, on October 31, 2006, the Company entered into a credit agreement and related security and other agreements for a senior secured asset-based revolving credit facility with Banc of America Securities LLC, as joint lead arranger and joint bookrunner, Deutsche Bank Securities Inc., as joint lead arranger, joint bookrunner and syndication agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A., Credit Suisse and Wells Fargo Retail Finance, LLC, as co-documentation agents and Bank of America, N.A. as administrative agent and collateral agent (the “Asset-Based Credit Facility”).

The Asset-Based Credit Facility provides senior secured financing of up to $1,000.0 million, subject to a borrowing base, $400.0 million of which was drawn at the Closing.  The borrowing base at any time equals the sum of 90% of eligible credit card receivables and debit card receivables; plus between 90% and 85% of the appraised net orderly liquidation value of eligible inventory and of eligible letters of credit plus a percentage of eligible in-transit inventory to be agreed upon, less certain reserves; and the sum of an additional 10% of the appraised net orderly liquidation value of eligible inventory and of eligible letters of credit plus an additional 5% of eligible credit card receivables and debit card receivables in respect of which the Company may borrow up to a maximum amount of $100.0 million in the form of a “last out” tranche. Borrowings under the senior secured asset-based revolving credit facility will be incurred first under the “last out” tranche, and no borrowings will be permitted under any other tranche until the “last out” tranche is fully utilized.  Repayments of the Asset-Based Credit Facility will be applied to the “last out” tranche only after all other tranches have been fully paid down.  The borrowings incurred under the “last out” tranche will be at a higher interest rate, as described under “Interest Rate and Fees” below.  The Asset-Based Credit Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as the swingline loans, and is available in U.S. dollars.

The Asset-Based Credit Facility provides the Company with the right after the successful syndication of the facility to request up to $200.0 million of additional commitments under this facility.  The lenders under this facility are not under any obligation to provide any such additional commitments under this facility, and any increase in commitments is subject to customary conditions precedent.  If the Company were to request any such additional commitments, and the existing lenders or new lenders were to agree to provide such commitments, the facility size could be increased to up to $1,200.0 million, but the Company’s ability to borrow under this facility would still be limited by the amount of the borrowing base.

Interest Rate and Fees

Borrowings under the Asset-Based Credit Facility bear interest at a rate per annum equal to, at the Company’s option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Bank of America, N.A. and (2) the federal funds effective rate plus  1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under the Asset-Based Credit Facility (except in respect of the “last out” tranche described above) is 0.50% with respect to base rate borrowings and 1.50% with respect to LIBOR borrowings, and with respect to any “last out” borrowings, 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings. The applicable margin for borrowings under the Asset-Based Credit Facility is subject to adjustment each fiscal quarter based on the excess availability under the Asset-Based Credit Facility.  Swingline loans shall bear interest at a rate per annum equal to the base rate plus the applicable margin.

In addition to paying interest on outstanding principal under the Asset-Based Credit Facility, the Company is required to pay a commitment fee of 0.25% per annum in respect of the unutilized commitments thereunder.  The Company must also pay customary letter of credit fees and agency fees.

Mandatory Repayments

If, at any time, the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Asset-Based Credit Facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, the Company will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount.  If the amount available under the Asset-Based Credit Facility is less than $100.0 million for five consecutive business days, or a payment or bankruptcy event of default has occurred, the Company will be required to repay outstanding loans and cash collateralize letters of credit with the cash it is required to deposit daily in a collection account maintained with the agent under the Asset-Based Credit Facility.

Voluntary Repayments

The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity

There is no scheduled amortization under the Asset-Based Credit Facility. The principal amount outstanding of the loans under the Asset-Based Credit Facility is due and payable in full on the fifth anniversary of the closing date.

Guarantees and Security

All obligations under the Asset-Based Credit Facility are unconditionally guaranteed by all of the Company’s existing subsidiaries and are required to be guaranteed by certain of the Company’s future domestic wholly-owned subsidiaries.  All obligations under the Asset-Based Credit Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of its subsidiaries that have guaranteed the Asset-Based Credit Facility (the “Subsidiary Guarantors”), including:

•                  a first-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by the Company or the Subsidiary Guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by the Company and the Subsidiary Guarantors, and certain related assets and proceeds of the foregoing; and

•                  a second-priority pledge of all of the capital stock held by the Company (excluding the stock of Michaels of Canada, ULC) and its Subsidiary Guarantors (which pledge, in the case of the capital stock of any foreign subsidiary, is limited to 65% of the voting stock of such foreign subsidiary and 100% of the non-voting stock of such subsidiary); and

•                  a second-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of the Company and each Subsidiary Guarantor, including substantially all of the Company’s owned real property and equipment.

Certain Covenants and Events of Default

The Asset-Based Credit Facility contains a number of covenants that, among other things and subject to certain exceptions, restricts the Company’s ability and the ability of its subsidiaries to:

•                  incur additional indebtedness;

•                  pay dividends on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock or its other indebtedness;

•                  make investments, loans, advances and acquisitions;

•                  create restrictions on the payment of dividends or other amounts to the Company from its restricted subsidiaries;

•                  engage in transactions with affiliates of the Company;

•                  sell assets, including capital stock of the Company’s subsidiaries;

•                  consolidate or merge; and

•                  create liens.

The covenants limiting dividends and other restricted payments; investments, loans, advances and acquisitions; and prepayments or redemptions of indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that the Company must have at least $125.0 million of pro forma excess availability under the Asset-Based Credit Facility and that the Company must be in pro forma compliance with the fixed charge coverage ratio described in the next paragraph.

Although the Asset-Based Credit Facility does not require the Company to comply with any financial ratio maintenance covenants, if it has less than $75.0 million of excess availability under the Asset-Based Credit Facility at any time, the Company is not permitted to borrow any additional amounts thereunder unless its pro forma Consolidated Fixed Charge Coverage Ratio (as defined in the Asset-Based Credit Facility) is at least 1.1 to 1.0.

The Asset-Based Credit Facility also contains certain customary affirmative covenants and events of default.

Certain parties to the Asset-Based Credit Facility (or their affiliates) have engaged in, or may in the future engage in, transactions with, and perform services for, the Company and its affiliates in the ordinary course of business or in connection with the Transactions.

2.             Senior Secured Term Loan Facility

Overview

In connection with the Transactions, on October 31, 2006, the Company entered into a credit agreement and related security and other agreements for a $2,400.0 million senior secured term loan facility with Deutsche Bank Securities Inc., as co-lead arranger and joint bookrunner, J.P. Morgan Securities Inc., as co-lead arranger and joint bookrunner, Banc of America Securities LLC as co-lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A., as co-documentation agent, Credit Suisse, as co-documentation agent, and Deutsche Bank AG New York Branch as administrative agent (the “Term Loan Credit Facility”).

Interest Rate and Fees

Borrowings under the Term Loan Credit Facility bear interest at a rate per annum equal to, at the Company’s option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank and (2) the federal funds effective rate plus  1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin.  The applicable margin is 2.00% with respect to base rate borrowings and 3.00% with respect to LIBOR borrowings.

Mandatory Repayments

The Term Loan Credit Facility requires the Company to prepay outstanding term loans with (x) 100% of the net proceeds of any debt issued by the Company or its subsidiaries (with exceptions for certain debt permitted to be incurred under the Term Loan Credit Facility) and (y) commencing with the fiscal year ending February 2, 2008, 50% (which percentage will be reduced to 25% if the Company’s total leverage ratio is less than a specified ratio and will be reduced to 0% if the Company’s total leverage ratio is less than a specified ratio) of the Company’s annual Excess Cash Flow (as defined by the Term Loan Credit Facility).

Asset Sale Offer

The Company must offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales or casualty events under certain circumstances.

Voluntary Repayments

The Company may voluntarily prepay outstanding loans under the senior secured term loan facility at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity

The Company is required to make scheduled quarterly payments, each equal to 0.25% of the original principal amount of the term loans, for the first six years and three quarters, with the balance paid on the seventh anniversary of the closing date.

Guarantees and Security

All obligations under the Term Loan Credit Facility are unconditionally guaranteed by each direct and indirect wholly-owned subsidiary that guarantees the obligations of the Company under the Asset-Based Credit Facility.  All obligations under the Term Loan Credit Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Subsidiary Guarantors, including:

•                  a first-priority pledge of all of the capital stock held by the Company (excluding the stock of Michaels of Canada, ULC) and the Subsidiary Guarantors (which pledge, in the case of any foreign subsidiary, is limited to 65% of the voting stock of such foreign subsidiary and 100% of the non-voting stock of such subsidiary); and

•                  a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of the Company and each Subsidiary Guarantor, including substantially all of the Company’s owned real property and equipment, but excluding, among other things, the collateral described in the following bullet point; and

•                  a second-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by the Company or the Subsidiary Guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by the Company and the Subsidiary Guarantors, certain related assets and proceeds of the foregoing.

Certain Covenants and Events of Default

The Term Loan Credit Facility requires the Company to satisfy and maintain a certain consolidated secured debt ratio.  In addition, the Term Loan Credit Facility contains a number of negative covenants that are substantially similar to those governing the Company’s Senior Notes (described below) and additional covenants related to the security arrangements for the facility.

The Term Loan Credit Facility also contains certain customary affirmative covenants and events of default.

Certain parties to the Term Loan Credit Facility (or their affiliates) have engaged in, or may in the future engage in, transactions with, and perform services for, the Company and its affiliates in the ordinary course of business or in connection with the Transactions.

3.             Senior Indenture and Senior Notes due 2014

General

On October 31, 2006, the Company issued $750.0 million aggregate principal amount of 10% senior notes that mature on November 1, 2014 (the “Senior Notes”).  The Senior Notes were issued pursuant to an indenture dated October 31, 2006 (the “Senior Indenture”), by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

Guarantees

The Senior Notes are guaranteed, jointly and severally, on an unsecured senior basis, by each of the Company’s subsidiaries existing on the issue date. If the Company creates or acquires a new wholly-owned domestic subsidiary that guarantees the Company’s debt or the debt of a guarantor, it will guarantee the Senior Notes unless the Company designates the subsidiary as an “unrestricted subsidiary” under the Senior Indenture.

Ranking

The Senior Notes are the Company’s unsecured senior obligations and rank senior in right of payment to all of the Company’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Notes, including the Senior Subordinated Notes (as defined in Section 4 of this Item 1.01) and the Subordinated Discount Notes (as defined in Section 5 of this Item 1.01); rank equally in right of payment to all of the Company’s existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Senior Notes; and are effectively subordinated in right of payment to all of the Company’s existing and future secured debt (including obligations under the Asset-Based Credit Facility and the Term Loan Credit Facility (the “Senior Secured Credit Facilities”)), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of the Company’s subsidiaries that is not a guarantor of the Senior Notes.

Similarly, the Senior Note guarantees are the unsecured senior obligations of the guarantors and rank senior in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Notes, including such guarantor’s guarantee under the Senior Subordinated Notes and the Subordinated Discount Notes; rank equally in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Senior Notes; and are effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt.

Optional Redemption

At any time prior to November 1, 2010, the Company may redeem all or a part of the Senior Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each holder of Senior Notes or otherwise delivered in accordance with the procedures of the Depository Trust Company (“DTC”), at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus the Applicable Premium (as defined in the Senior Indenture) as of, and accrued and unpaid interest and Additional Interest (as defined in the Senior Indenture), if any, to the date of redemption, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2010, the Company may redeem the Senior Notes, in whole or in part, upon notice, at the redemption prices (expressed as percentages of principal amount of the Senior Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2010	105.000%
2011	102.500%
2012 and thereafter	100.000%

In addition, until November 1, 2009, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes (including the aggregate principal amount of Senior Notes issued after the issue date) at a redemption price equal to 110.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings (as defined in the Senior Indenture); provided that at least 50% of the sum of the aggregate principal amount of Senior Notes originally issued under the Senior Indenture and any Senior Notes that are issued under the Senior Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Change of Control

If the Company experiences a change in control, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Senior Notes, the Company must make an offer to purchase all of the Senior Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest.

Covenants

The Senior Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or distributions on the Company’s capital stock or repurchase the Company’s capital stock;

•                  issue stock of subsidiaries;

•                  make certain investments;

•                  create liens on the Company’s assets to secure debt;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  sell or otherwise transfer assets.

Events of Default

The Senior Indenture also provides for events of default which, if certain of them occur, would permit the trustee or the holders of at least 25% in principal amount of the then total outstanding Senior Notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes to be due and payable immediately.

4.             Senior Subordinated Indenture and Senior Subordinated Notes due 2016

General

On October 31, 2006, the Company issued $400.0 million aggregate principal amount of 11 3/8% senior subordinated notes that mature on November 1, 2016 (the “Senior Subordinated Notes”).  The Senior Subordinated Notes were issued pursuant to an indenture dated October 31, 2006 (the “Senior Subordinated Indenture”), by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

Guarantees

The Senior Subordinated Notes are guaranteed, jointly and severally, on an unsecured senior subordinated basis, by each of the Company’s subsidiaries existing on the issue date. If the Company creates or acquires a new wholly-owned domestic subsidiary that guarantees the Company’s debt or the debt of a guarantor, it will guarantee the Senior Subordinated Notes unless the Company designates the subsidiary as an “unrestricted subsidiary” under the Senior Subordinated Indenture.

Ranking

The Senior Subordinated Notes are the Company’s unsecured senior subordinated obligations and are subordinated in right of payment to all of the Company’s existing and future senior debt, including the Senior Secured Credit Facilities and the Senior Notes; rank equally in right of payment to all of the Company’s future senior subordinated debt; are effectively subordinated in right of payment to all of the Company’s existing and future secured debt (including obligations under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of the Company’s subsidiaries that is not a guarantor of the Senior Subordinated Notes; and rank senior in right of payment to all of the Company’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Subordinated Notes, including the Subordinated Discount Notes (described below).

Similarly, the Senior Subordinated Note guarantees are the unsecured senior subordinated obligations of the guarantors and are subordinated in right of payment to all of the applicable guarantor’s existing and future senior debt, including such guarantor’s guarantees under the Senior Secured Credit Facilities and the Senior Notes; rank equally in right of payment to all of the applicable guarantor’s future senior subordinated debt; are effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt; and rank senior in right of payment to all of the applicable guarantor’s future subordinated debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Subordinated Notes, including such guarantor’s guarantee under the Subordinated Discount Notes.

Optional Redemption

At any time prior to November 1, 2011, the Company may redeem all or a part of the Senior Subordinated Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each holder of Senior Subordinated Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of Senior Subordinated Notes redeemed plus the Applicable Premium (as defined in the Senior Subordinated Indenture) as of, and accrued and unpaid interest and Additional Interest (as defined in the Senior Subordinated Indenture), if any, to the date of redemption, subject to the rights of holders or record on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2011, the Company may redeem the Senior Subordinated Notes, in whole or in part, upon notice, at the redemption prices (expressed as percentages of principal amount of the Senior Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	105.688%
2012	103.792%
2013	101.896%
2014 and thereafter	100.000%

In addition, until November 1, 2009, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes (including the aggregate principal amount of Senior Subordinated Notes issued after the issue date) at a redemption price equal to 111.375% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings (as defined in the Senior Subordinated Indenture); provided that at least 50% of the sum of the aggregate principal amount of Senior Subordinated Notes originally issued under the Senior Subordinated Indenture and any Senior Subordinated Notes that are issued under the Senior Subordinated Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Change of Control

If the Company experiences a change in control, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Senior Subordinated Notes, the Company must make an offer to purchase all of the Senior Subordinated Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest.

Covenants

The Senior Subordinated Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or distributions on the Company’s capital stock or repurchase the Company’s capital stock;

•                  issue stock of subsidiaries;

•                  make certain investments;

•                  create liens on the Company’s assets to secure debt;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  sell or otherwise transfer assets.

Events of Default

The Senior Subordinated Indenture also provides for events of default which, if certain of them occur, would permit the trustee or the holders of at least 25% in principal amount of the then total outstanding Senior Subordinated Notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Subordinated Notes to be due and payable immediately; provided, however, that so long as any indebtedness permitted to be incurred under the Senior Subordinated Indenture as part of the Senior Secured Credit Facilities shall be outstanding, there will be certain restrictions on such acceleration, as indicated in the Senior Subordinated Indenture.

5.             Subordinated Discount Indenture and Subordinated Discount Notes due 2016

General

On October 31, 2006, the Company issued $469,449,000 aggregate principal amount at maturity of 13% subordinated discount notes that mature on November 1, 2016 (the “Subordinated Discount Notes,” and, together with the Senior Notes and the Senior Subordinated Notes, the

“Notes”).  The Subordinated Discount Notes were issued pursuant to an indenture dated October 31, 2006 (the “Subordinated Discount Indenture”), by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

No cash interest will accrue on the Subordinated Discount Notes prior to November 1, 2011 (the “Full Accretion Date”), although for federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a holder thereof as such discount accretes.

Guarantees

The Subordinated Discount Notes are guaranteed, jointly and severally, on an unsecured subordinated basis, by each of the Company’s subsidiaries existing on the issue date. If the Company creates or acquires a new wholly-owned domestic subsidiary that guarantees the Company’s debt or the debt of a guarantor, it will guarantee the Subordinated Discount Notes unless the Company designates the subsidiary as an “unrestricted subsidiary” under the Subordinated Discount Indenture.

Ranking

The Subordinated Discount Notes are the Company’s unsecured subordinated obligations and are subordinated in right of payment to all of the Company’s existing and future senior indebtedness (including the Senior Secured Credit Facilities, the Senior Notes and the Senior Subordinated Notes); are effectively subordinated to all of the Company’s secured indebtedness (including the Senior Secured Credit Facilities) to the extent of the value of the Company’s assets securing such indebtedness; and are structurally subordinated to indebtedness of the Company’s subsidiaries that do not guarantee the Subordinated Discount Notes.

Similarly, the Subordinated Discount Note guarantees are the general unsecured subordinated obligations of the guarantors and are subordinated in right of payment to all existing and future senior indebtedness of each such guarantor, including each such guarantor’s guarantees under the Senior Secured Credit Facilities, the Senior Notes and the Senior Subordinated Notes, and are effectively subordinated to all existing and future secured indebtedness of each such guarantor, including each such guarantor’s guarantee under the Senior Secured Credit Facilities, to the extent of the value of the assets securing such debt.

Optional Redemption

At any time prior to November 1, 2011, the Company may redeem all or a part of the Subordinated Discount Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each holder of Subordinated Discount Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the Accreted Value (as defined in the Subordinated Discount Indenture) of the Subordinated Discount Notes redeemed plus the Applicable Premium (as defined in the Subordinated Discount Indenture) as of the date of redemption.

On and after November 1, 2011, the Company may redeem the Subordinated Discount Notes, in whole or in part, at the redemption prices (expressed as percentages of Accreted Value of the Subordinated Discount Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, and Additional Interest (to the extent not already included in Accreted Value), if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	106.500%
2012	104.333%
2013	102.167%
2014 and thereafter	100.000%

In addition, until November 1, 2009, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount at maturity of Subordinated Discount Notes (including the aggregate principal amount at maturity of Subordinated Discount Notes issued after the issue date) at a redemption price equal to  113.000% of the Accreted Value thereof to the applicable date of redemption, with the net cash proceeds of one or more Equity Offerings (as defined in the Subordinated Discount Indenture); provided that at least 50% of the sum of the aggregate principal amount at maturity of Subordinated Discount Notes originally issued under the Subordinated Discount Indenture and any Subordinated Discount Notes that are issued under the Subordinated Discount Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Mandatory Redemption

On May 1, 2012, and, if necessary, any interest payment date thereafter prior to the maturity date, the Company will be required to redeem a portion of each Subordinated Discount Note outstanding on such date equal to the AHYDO Amount, as defined below, on such date.

The redemption price for each portion of a Subordinated Discount Note so redeemed will equal 100% of the Accreted Value of such portion as of the date of redemption.

“AHYDO Amount” means the amount sufficient, but not in excess of the amount necessary, to ensure that a Subordinated Discount Note will not be an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986. Such amount will be approximately equal to (i) the excess of the adjusted issue price (as defined in Section 1272 of the Internal Revenue Code of 1986, as amended) of a Subordinated Discount Note on May 1, 2012 (or any subsequent interest payment date, as applicable) over the original issue price thereof less (ii) an amount equal to one year’s simple uncompounded interest on the original issue price of such Subordinated Discount Note at a rate per annum equal to the yield to maturity on such Subordinated Discount Note.

Change of Control

If the Company experiences a change in control, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Subordinated Discount Notes, the Company must make an offer to purchase all of the Subordinated Discount Notes at a price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, and Additional Interest (to the extent not already included in Accreted Value), if any, to the date of purchase, subject to the right of holders of record of the Subordinated Discount Notes on the relevant record date to receive interest due, if any, on the relevant interest payment date.

Covenants

The Subordinated Discount Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or distributions on the Company’s capital stock or repurchase the Company’s capital stock;

•                  issue stock of subsidiaries;

•                  make certain investments;

•                  create liens on the Company’s assets to secure debt;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  sell or otherwise transfer assets.

Events of Default

The Subordinated Discount Indenture also provides for events of default which, if certain of them occur, would permit the trustee or the holders of at least 25% in principal amount at maturity of the then total outstanding Subordinated Discount Notes to declare the accreted value, premium, if any, interest, if any, and any other monetary obligations on all the then outstanding Subordinated Discount Notes to be due and payable immediately; provided, however, that so long as any indebtedness permitted to be incurred under the Subordinated Discount Indenture as part of the Senior Secured Credit Facilities shall be outstanding, there will be certain restrictions on such acceleration, as indicated in the Subordinated Discount Indenture.

6.             Registration Rights Agreements regarding the Notes

On October 31, 2006, the Company entered into registration rights agreements with respect to the Senior Notes, the Senior Subordinated Notes and the Subordinated Discount Notes (the “Registration Rights Agreements”) described above.  Pursuant to the Registration Rights

Agreements, the Company has agreed that it will use its reasonable best efforts to register with the Securities and Exchange Commission notes having substantially identical terms as the Senior Notes, notes having substantially identical terms as the Senior Subordinated Notes and notes having substantially identical terms as the Subordinated Discount Notes as part of offers to exchange freely tradable exchange notes for each series of the Notes (each, an “Exchange Offer”).

The Company is required to use its reasonable best efforts to cause each Exchange Offer to be completed within 360 days after the issue date of the Notes or, if required, to have one or more shelf registration statements declared effective on the time frames specified in the Registration Rights Agreements.

If the Company fails to meet this target (a “Registration Default”), the annual interest rate on the applicable series of Notes will increase by 0.25%. The annual interest rate on the applicable series of Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate described above.  If the registration default is corrected, the applicable interest rate on the applicable series of Notes will revert to the original level.

Any additional interest payable under the Registration Rights Agreement with respect to the Subordinated Discount Notes will be added to the accreted value of each note, and will not be paid in cash, until the Full Accretion Date described above, and will be calculated on the average accreted value of each note during the applicable 90 day period.

7.             Stockholders Agreements

On October 31, 2006, simultaneous with the Closing, the Company and certain of its stockholders entered into certain stockholders agreements, including a stockholders agreement and a registration rights agreement (the “Stockholders Agreements”).  The Stockholders Agreements contain agreements among the parties with respect to restrictions on the issuance or transfer of shares, including rights of first refusal, participation rights, registration rights (including customary indemnification provisions) and call options.  Any additional management participants who acquire shares of, or options to purchase, capital stock of the Company will be required to become a party to one or more of these agreements.

8.             Management Agreements

On October 31, 2006, upon completion of the Transactions, the Company entered into a management agreement (the “Management Agreement”) with certain affiliates of each of the Sponsors pursuant to which such entities or their affiliates will provide management services to the Company until December 31, 2016, with evergreen extensions thereafter.  Pursuant to the Management Agreement, affiliates of the Sponsors received aggregate transaction fees of $60 million payable on the Closing date in connection with the services provided by such entities related to the Transactions.  In addition, pursuant to the Management Agreement, affiliates of the Sponsors will receive an aggregate annual management fee of $12 million and reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with the Transactions prior to closing and in connection with the provision of services pursuant to the agreements.  Finally, affiliates of the Sponsors will be entitled to receive a fee in connection with certain subsequent financing, acquisition, disposition and change of control transactions of 1% of the gross transaction value of any such transaction.  The Management Agreement includes customary exculpation and indemnification provisions in favor of the Sponsors and their affiliates.  The Management Agreement may be terminated by the Sponsors at any time and will terminate automatically upon an initial public offering or a change of control unless the Company and the Sponsors determine otherwise. Upon termination, each provider of management services will be entitled to a termination fee calculated based on the present value of the annual fees due during the remaining period from the date of termination to the tenth anniversary of the date of the Merger.

On the Closing date of the Merger, Highfields Capital Management LP, an affiliate of the Highfields Funds, and Michaels entered into a management agreement that provides for an annual management fee of $1.0 million for services that Highfields Capital Management LP renders to Michaels following the completion of the Merger.

Item 1.02. Termination of a Material Definitive Agreement.

1.             Five-Year Credit Agreement

On October 31, 2006, in connection with the Transactions, the Credit Agreement, dated as of November 18, 2005, by and among the Company, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and a lender, the other lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, Banc of America Securities LLC and J.P. Morgan Securities, Inc., as joint lead arrangers and joint book managers and Citicorp USA, Inc., Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as co-documentation agents (the “Five-Year Credit Agreement”), was terminated.  The Five-Year Credit Agreement was a $300.0 million senior unsecured revolving credit facility.  The Five-Year Credit Agreement had a maturity date of November 18, 2010.  At October 31, 2006, there were no outstanding amounts of principal or interest due under the Five-Year Credit Agreement; the outstanding amount of fees due of $120,080.24 were paid in full in connection with the Transactions.  The Company incurred no early termination penalties in connection with the termination of the Five-Year Credit Agreement.  Under the Five-Year Credit Agreement, the Company was permitted to designate borrowings as base-rate borrowings or Eurocurrency rate borrowings.  Base-rate borrowings accrued interest generally at the applicable base rate, while Eurocurrency rate borrowings accrued interest at a rate equal to the Eurocurrency rate plus a margin, depending on the Company’s consolidated leverage ratio.  The interest rate on Eurocurrency rate borrowings was fixed for one-, two-, three- or six-month periods, at the Company’s option.  In order to remain eligible to borrow under the Five-Year Credit Agreement, the Company was required to maintain a consolidated leverage ratio of not more than 3.5 to 1.0 and a consolidated fixed charge coverage ratio of not less than 2.0 to 1.0.

Certain lenders under the Five-Year Credit Agreement (or their affiliates) have engaged in, or may in the future engage in, transactions with, and perform services for, the Company and its affiliates in the ordinary course of business or in connection with the Transactions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Sections 1, 2, 3, 4 and 5 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2006, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger was consummated, pursuant to which Michaels’ stockholders (other than shares held in the Company’s treasury or owned by the Sponsor Entities, shares held by stockholders who properly demanded statutory appraisal rights and rollover shares) became entitled to receive $44.00 per share in cash, without interest, for each share of Michaels common stock.  The Company requested that Michaels common stock be suspended from the NYSE, effective at the close of market on the Closing date, and that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that shares of Michaels common stock are no longer listed on the NYSE.

Item 3.03. Material Modification to Rights of Security Holders

On October 31, 2006, pursuant to the terms of the Merger Agreement, each share of Michaels common stock (other than shares held in the Company’s treasury or owned by the Sponsor Entities, shares held by stockholders who properly demanded statutory appraisal rights and rollover shares) issued and outstanding immediately prior to the effective time of the Merger was canceled and automatically converted into the right to receive $44.00 per share in cash, without interest.  Pursuant to the terms of the Merger Agreement, effective immediately upon consummation of the Merger on October 31, 2006, the restated certificate of incorporation and bylaws of the Company were amended and restated.  The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

On October 31, 2006, pursuant to the terms of the Merger Agreement, the Sponsors consummated the Merger of the Mergercos with and into Michaels.  The Company was the surviving corporation in the Merger.  Immediately prior to the Merger, Michaels Holdings LLC (the “LLC”) owned substantially all of the stock of each of the Mergercos.  Each share of capital stock of each of the Mergercos issued and outstanding immediately prior to the Merger was converted into one share of common stock of the Surviving Corporation.  As a result of the Merger, the Company is owned by the LLC, the Highfields Funds and a co-investor with the LLC.  The LLC owns approximately 94% and the Highfields Funds collectively own approximately 6% of the fully diluted capital stock of the Company.

The aggregate consideration paid in connection with the Merger was approximately $6.263 billion, including the payment of fees and expenses related to the Transactions.  The aggregate consideration was funded by the new credit facilities and private offerings of debt securities described in Item 1.01 of this Current Report on Form 8-K, as well as by equity funding from the Investors.

For so long as it owns the majority of the outstanding shares of stock of Michaels, the LLC will effectively have the ability to elect the board of directors of the Company.  Pursuant to the operating agreement of the LLC, Bain and Blackstone have agreed to elect a number of representatives from each of Bain and Blackstone to the board of directors of the Company that is proportionate to their respective holdings in the LLC (initially 50%/50%).

A copy of the press release issued by the Company on October 31, 2006 announcing the consummation of the Merger is attached as an exhibit hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon consummation of the Merger, each of Charles J. Wyly, Jr., Sam Wyly, Richard E. Hanlon, Richard C. Marcus, Liz Minyard and Cece Smith ceased to be members of the board of directors of the Company on October 31, 2006.  In addition, in connection with the consummation of the Merger, Charles J. Wyly, Jr. ceased to be the Company’s Chairman of the Board of Directors.

Following these board resignations on October 31, 2006, eight new directors were elected by the Company’s stockholders to the Company’s board of directors: Josh Bekenstein, a managing director at Bain, Michael Chae, a senior managing director at Blackstone in the private equity group, Todd Cook, a principal of Bain, Matthew Kabaker, a principal at Blackstone in the private equity group, Lewis Klessel, an executive vice president in the private equity portfolio practice at Bain, Matt Levin, a managing director at Bain, David McVeigh, an executive director at Blackstone in the private equity group, and James Quella, a senior managing director and senior operating partner at Blackstone in the private equity group.

As a result of their respective positions with each of the Sponsors, one or more of Josh Bekenstein, Michael Chae, Todd Cook, Matthew Kabaker, Lewis Klessel, Matt Levin, David McVeigh and James Quella may be deemed to have an indirect material interest in the Management Agreement by and among the Sponsors and the Company dated as of October 31, 2006. Accordingly, the information set forth in Section 8 of Item 1.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, effective immediately upon consummation of the Merger on October 31, 2006, the restated certificate of incorporation of the Company as in effect immediately prior to the Merger was amended and restated and, as so amended, became the amended and restated certificate of incorporation of Michaels, the surviving corporation in the Merger.  A copy of the amended and restated certificate of incorporation of Michaels is attached as an exhibit hereto and is incorporated herein by reference.

On October 31, 2006, following consummation of the Merger, the bylaws of the Company were amended and restated.  A copy of the amended and restated bylaws of Michaels is attached as an exhibit hereto and is incorporated herein by reference.

As amended and restated, the certificate of incorporation and bylaws together set the number of directors constituting the board of directors of the Company at eight  (subject to reduction pursuant to the terms of the certificate of incorporation and bylaws).  The amended and restated certificate of incorporation also contains a provision limiting directors’ obligations in respect of corporate opportunities and provides that Section 203 of the Delaware General Corporation Law will not apply to the Company.  Section 203 restricts transactions between a corporation and an

“interested stockholder,” generally defined as stockholders owning 15% or more of the voting stock of the corporation.

Pursuant to the amended and restated certificate of incorporation, the Company may not enter into the following transactions without obtaining approval of the stockholder majority:

•                  certain acquisition or disposition transactions;

•                  issuance of stock or other equity securities;

•                  incurrence or prepayment of debt in excess of specified amounts;

•                  issuance of dividends or distributions;

•                  redemption or repurchase of stock of the Company in excess of specified amounts;

•                  an initial public offering;

•                  a change of control;

•                  a merger;

•                  certain transactions with affiliates; and

•                  certain amendments or waivers of the certificate of incorporation or bylaws.

Item 9.01. Financial Statements and Exhibits

     (d)   Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Michaels Stores, Inc.
3.2	Amended and Restated Bylaws of Michaels Stores, Inc.
99.1	Press Release, dated October 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

Dated: November 6, 2006	By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Michaels Stores, Inc.
3.2	Amended and Restated Bylaws of Michaels Stores, Inc.
99.1	Press Release, dated October 31, 2006